From:	Corporate Communications	FOR IMMEDIATE RELEASE
Exelon Corporation
P.O. Box 805379
Chicago, IL 60680-5379

Contact:
Investor Relations: Michael Metzner, 312.394.7696
Media Relations: Jennifer Medley, 312.394.7189

Exelon Announces Strong First Quarter Earnings;
Reaffirms 2005 Earnings Guidance

Chicago (April 25, 2005) – Exelon Corporation’s (Exelon) first quarter 2005 consolidated earnings prepared in accordance with GAAP were $521 million, or $0.77 per diluted share, compared with $412 million, or $0.62 per diluted share, in the first quarter of 2004.

Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2005 were $452 million, or $0.67 per diluted share, compared with $406 million, or $0.61 per diluted share, for the same period in 2004. The 10 percent increase in adjusted (non-GAAP) operating earnings per share was primarily due to higher margins at Exelon Generation Company, LLC (Generation) and lower interest expense at Exelon Energy Delivery Company, LLC (Energy Delivery).

A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the first quarter of 2005 do not include the following items that are included in reported GAAP earnings (all after-tax):

•	Unrealized mark-to-market gains of $39 million, or $0.06 per diluted share, from non-trading activities at Generation, including $0.04 that is expected to reverse before the end of the year. Beginning in the first quarter, unrealized mark-to-market gains and losses are excluded from operating earnings.

•	Earnings of $16 million, or $0.02 per diluted share, from investments in synthetic fuel-producing facilities.

•	Earnings of $16 million, or $0.02 per diluted share, associated with Generation’s investment in Sithe Energies, Inc. (Sithe).

•	Costs of $2 million related to the proposed merger with Public Service Enterprise Group Incorporated (PSEG).

Adjusted (non-GAAP) operating earnings for the first quarter of 2004 did not include the following items that were included in reported GAAP earnings (all after-tax):

•	Earnings of $14 million, or $0.02 per diluted share, from investments in synthetic fuel-producing facilities.

•	A gain of $32 million, or $0.05 per diluted share, for the cumulative effect of adopting FIN No. 46-R, “Consolidation of Variable Interest Entities” (FIN 46-R).

•	Unrealized mark-to-market losses of $22 million, or $0.03 per diluted share, from non-trading activities at Generation.

•	Losses of $18 million, or $0.03 per diluted share, from the ongoing operations of Boston Generating, LLC (Boston Generating). Ownership of Boston Generating was transferred to its lenders in the second quarter of 2004.

“Our robust results in the first quarter demonstrate the benefits of owning a large, low-cost and well-run fleet of nuclear plants in today’s environment of high fossil fuel prices,” said John W. Rowe, Exelon’s chairman, president and CEO. “We continue to contain costs across all our businesses while maintaining safety and improving operations. As we prepare for the pending merger with PSEG, we look forward to continued earnings growth driven by improving wholesale energy margins, core load growth in our two utility service areas and a constant focus on cost management.”

2005 Earnings Outlook

Rowe added, “We are confirming our 2005 adjusted (non-GAAP) operating earnings guidance range of $2.90 to $3.10 per share, which reflects our confidence in continued earnings growth this year.”

Exelon’s outlook for adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from Generation’s non-trading activities, income resulting from investments in synthetic fuel-producing facilities, the financial impact of the company’s investment in Sithe and certain merger-related costs. Giving consideration to these factors, Exelon estimates 2005 GAAP earnings will fall in the range of $2.95 to $3.15 per share. This estimate does not include any impact of future changes to GAAP. Second quarter adjusted (non-GAAP) operating earnings are expected to be between $0.60 and $0.75 per share. Earnings guidance is based on the assumption of normal weather.

First Quarter Highlights

•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into a merger agreement with PSEG. During the first quarter of 2005, Exelon filed petitions or applications for approval of the merger with the Federal Energy Regulatory Commission (FERC) under the Federal Power Act, the United States Department of Justice under the Hart Scott Rodino Antitrust Improvements Act of 1976, the Pennsylvania Public Utility Commission (PAPUC), the New Jersey Board of Public Utilities (NJBPU), the United States Nuclear Regulatory Commission, the New York Public Service Commission, the Connecticut Siting Council, the New Jersey Department of Environmental Protection and the SEC under the Public Utility Holding Company Act. ComEd filed a notice of the merger with the Illinois Commerce Commission (ICC), and the ICC’s General Counsel confirmed that its formal approval of the merger is not required.

Other state and federal agencies will have a role in reviewing various aspects of the transaction. Exelon expects to make these remaining filings in 2005. The closing of the merger is dependent upon the receipt of all required approvals, including approval of the shareholders of both companies.

Exelon and PSEG believe that the closing of the merger transaction in the first quarter of 2006 is achievable, assuming they are able to reach settlements with interested parties that are approved by the PAPUC and NJBPU and assuming FERC does not hold hearings with respect to the merger. If settlements are not reached, the companies expect that, assuming all other conditions to completion of the merger are satisfied, the closing of the merger should occur early in the second quarter of 2006. If FERC were to hold hearings, the approval process would extend the closing of the merger into mid-2006 or perhaps later.

•	Illinois Energy Procurement Filing: On February 25, 2005, Commonwealth Edison Company (ComEd) filed a procurement proposal with the ICC. In the filing, ComEd seeks ICC approval of a “reverse auction” process, by which the utility will procure energy supply for customers post 2006, a tariff that will translate the wholesale auction into retail rates and rate recovery for energy costs procured through the auction. The reverse auction format provides for a transparent, competitive process, a diverse supplier base and rate stability. It has the support of a variety of Illinois stakeholders and conforms to the ICC staff’s recommendation. An ICC order on the filing is expected in late January 2006.

•	Pension Funding: On March 7, 2005, Exelon entered into a $2 billion term loan agreement, which was fully drawn down as of March 31, 2005. These funds were immediately contributed to Exelon’s pension plans on the same days as the borrowings. These contributions are expected to fully fund all outstanding pension obligations. Amounts outstanding bear interest at a variable rate determined, at Exelon’s option, by either the Base Rate or the Eurodollar Rate (as defined in the term loan agreement) plus an applicable margin and are due in full on December 1, 2005. The applicable weighted average interest rate as of March 31, 2005 was 3.40 percent. Exelon expects to repay the amount outstanding primarily with the proceeds from long-term debt financing that Exelon expects to issue later this year.

•	Sale of Sithe: On January 31, 2005, subsidiaries of Generation completed a series of transactions that resulted in Generation’s exit from its investment in Sithe. Prior to closing on the sale to Dynegy, Inc., subsidiaries of Generation received from Sithe approximately $65 million in cash distributions. As a result of the sale, Generation deconsolidated from its balance sheet approximately $820 million of debt and was released from approximately $125 million of credit support associated with the Independence project. Generation recorded an after-tax gain of approximately $16 million associated with the sale during the first quarter of 2005.

•	Nuclear Operations: Generation’s nuclear fleet produced 32,780 GWhs in the first quarter of 2005, compared with 33,411 GWhs output in the first quarter of 2004. The fleet achieved a capacity factor of 89.9 percent for the first quarter of 2005, compared with 90.5 percent for the first quarter of 2004. Exelon Nuclear completed three scheduled refueling outages and started a fourth totaling 92 days in the first quarter of 2005 versus completing four and starting a fifth totaling 114 days in the first quarter of 2004. Operating expenses associated with the planned refueling outages were approximately $8 million lower in the first quarter of 2005 compared with the prior year. Total unplanned outage days in the first quarter of 2005 were 29 versus 12 in the first quarter of 2004.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy Company (PECO) and the natural gas distribution business of PECO. Energy Delivery’s net income in the first quarter of 2005 was $198 million compared with net income of $315 million in the first quarter of 2004. First quarter 2005 net income included an after-tax cost of

$2 million related to the proposed merger with PSEG. Excluding the impact of this item, Energy Delivery’s net income decreased $115 million compared with the same quarter last year, primarily due to higher purchased power expense attributable to a contractual increase in prices associated with ComEd’s power purchase agreement with Generation, partially offset by lower interest costs across Energy Delivery.

Heating degree-days for the first quarter of 2005 in the ComEd service territory were down 4 percent relative to the same period in 2004 and were 6 percent below normal. In the PECO service territory, heating degree-days were down 1 percent compared with 2004 but were 3 percent above normal. Retail kWh deliveries were relatively unchanged in 2005 as compared with 2004 for ComEd, with a 1 percent increase in deliveries to the residential customer class. PECO’s retail kWh deliveries were also relatively unchanged, with residential deliveries up 1 percent. Energy Delivery’s first quarter 2005 revenues were $2,681 million, up 4 percent from $2,575 million in 2004. Weather had an unfavorable impact of $0.01 on first quarter 2005 earnings per share relative to 2004 but had no significant effect relative to the normal weather that was incorporated in earnings guidance.

Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. First quarter 2005 net income was $320 million compared with $102 million in the first quarter of 2004. First quarter 2005 net income included an after-tax unrealized mark-to-market gain of $39 million from non-trading activities and an after-tax gain of $16 million associated with the sale of Generation’s investment in Sithe. First quarter 2004 net income included the after-tax effects of a gain of $32 million for the cumulative effect of adopting FIN 46-R, an unrealized mark-to-market loss of $22 million from non-trading activities and losses of $18 million associated with ongoing operations of Boston Generating. Excluding the impact of the items listed above, Generation’s net income increased $155 million compared with the same quarter last year, primarily due to a contractual increase in prices associated with its power sales agreement with ComEd, higher margins on wholesale sales and higher sales to Energy Delivery, partially offset by higher interest and depreciation expense.

Energy sales, exclusive of trading volumes, totaled 45,463 GWhs for the first quarter of 2005 compared with 51,447 GWhs (including 3,108 GWhs related to Boston Generating) in 2004. The GWh variance was primarily driven by lower fossil and nuclear generation and the expiration of the remaining Midwest Generation power purchase contracts, partially offset by higher sales to PECO and ComEd largely due to increased deliveries to their residential customers and to ComEd’s large commercial and industrial customers.

Generation’s revenue, net of purchased power and fuel expense, increased by $272 million in the first quarter of 2005 compared with the first quarter of 2004 excluding the mark-to-market impact in both years and the impact of Boston Generating in the first quarter of 2004. The increase in revenue, net of purchased power and fuel expense quarter over quarter was primarily due to the contractual increase in prices associated with Generation’s power sales agreement with ComEd along with higher realized margins on wholesale sales. The increased margins on wholesale sales compared with last year were partially due to having previously re-priced forward hedges at higher market prices and partially due to a combination of an unusual widening of price differentials between PJM Interconnection, LLC (PJM) East and PJM West and a steep increase in hydroelectric production, neither of which is expected to recur in subsequent quarters. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $23.89 per MWh in the first quarter of 2005 compared with $16.48 per MWh in the first quarter of 2004.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and unrealized mark-to-market adjustments from non-trading activities at Generation, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. A reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional Earnings Release Attachments, which include this reconciliation on page 6, are posted on Exelon’s web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on April 25, 2005.

Conference call information: Exelon has scheduled a conference call for 9 AM ET (8 AM CT) on April 26, 2005. The call-in number in the U.S. is 888-802-8581, and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until May 15. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 5913665.

Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the preliminary joint proxy statement/prospectus contained in the Registration Statement on Form S-4 (Registration No. 333-122704) that Exelon has filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

This communication is not a solicitation of a proxy from any security holder of Exelon or PSEG. The above-referenced Registration Statement on Form S-4 contains a preliminary joint proxy statement/prospectus and other relevant documents regarding the proposed merger of Exelon and PSEG. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EXELON, PSEG AND THE PROPOSED MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Exelon Corporation, Shareholder Services, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Public Service Enterprise Group Incorporated, Investor Relations, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171.

The respective directors and executive officers of Exelon and PSEG and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s and PSEG’s directors and executive officers and other participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4.

###

Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended March 31, 2005 and 2004 (a), (b)	1

Business Segment Comparative Income Statements — Energy Delivery and Generation — Three Months Ended March 31, 2005 and 2004 (a), (b)	2

Business Segment Comparative Income Statements — Other — Three Months Ended March 31, 2005 and 2004 (a), (b)	3

Consolidated Balance Sheets — March 31, 2005 and December 31, 2004	4

Consolidated Statements of Cash Flows — Three Months Ended March 31, 2005 and 2004	5

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended March 31, 2005 and 2004 (a), (b)	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended March 31, 2005 and 2004 (b)	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Energy Delivery — Three Months Ended March 31, 2005 and 2004 (b)	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three Months Ended March 31, 2005 and 2004 (a), (b)	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three Months Ended March 31, 2005 and 2004 (a), (b)	10

Electric Sales Statistics — Three Months Ended March 31, 2005 and 2004	11

Energy Delivery Sales Statistics — Three Months Ended March 31, 2005 and 2004	12

Exelon Generation Power Marketing Statistics — Three Months Ended March 31, 2005 and 2004 and December 31, 2004, September 30, 2004 and June 30, 2004	13

(a) Certain reclassifications have been made in Exelon’s and Generation’s 2004 Statements of Income related to the presentation of decommissioning accounting and discontinued operations in order to conform to the current year’s presentation. In addition, certain reclassifications have been made in Exelon’s 2004 segment presentation in order to conform to the current year’s presentation. These reclassifications had no effect on 2004 net income as previously reported.

(b) Previously reported financial information for the three months ended March 31, 2004 has been adjusted to reflect the adoption of FSP FAS 106-2. Consolidated results for the three months ended March 31, 2004 include a $6 million reduction in net periodic postretirement benefit cost due to the adoption of FSP FAS 106-2.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended March 31, 2005
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$2,681	$2,020	$(1,140)	$3,561

Operating expenses
Purchased power	1,252	450	(1,134)	568
Fuel	265	358	(1)	622
Operating and maintenance	337	609	3	949
Depreciation and amortization	233	62	24	319
Taxes other than income	132	35	5	172

Total operating expenses	2,219	1,514	(1,103)	2,630

Operating income (loss)	462	506	(37)	931

Other income and deductions
Interest expense	(146)	(29)	(15)	(190)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in losses of unconsolidated affiliates	(8)	—	(28)	(36)
Other, net	8	18	4	30

Total other income and deductions	(147)	(11)	(39)	(197)

Income (loss) from continuing operations before income taxes	315	495	(76)	734
Income taxes	117	191	(81)	227

Income from continuing operations	198	304	5	507
Gains (losses) from discontinued operations	—	16	(2)	14

Net income	$198	$320	$3	$521

	Three Months Ended March 31, 2004
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$2,575	$1,946	$(886)	$3,635

Operating expenses
Purchased power	929	530	(886)	573
Fuel	250	568	4	822
Operating and maintenance	349	618	12	979
Depreciation and amortization	227	55	19	301
Taxes other than income	137	47	5	189

Total operating expenses	1,892	1,818	(846)	2,864

Operating income (loss)	683	128	(40)	771

Other income and deductions
Interest expense	(183)	(26)	(12)	(221)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in losses of unconsolidated affiliates	(10)	(2)	(12)	(24)
Other, net	11	19	2	32

Total other income and deductions	(183)	(9)	(22)	(214)

Income (loss) from continuing operations before income taxes and minority interest	500	119	(62)	557
Income taxes	185	46	(72)	159

Income from continuing operations before minority interest	315	73	10	398
Minority interest	—	(2)	1	(1)

Income from continuing operations	315	71	11	397
Losses from discontinued operations	—	(1)	(16)	(17)

Income (loss) before cumulative effect of a change in accounting principle	315	70	(5)	380
Cumulative effect of a change in accounting principle	—	32	—	32

Net income (loss)	$315	$102	$(5)	$412

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended March 31,
	2005	2004	Variance
Operating revenues	$2,681	$2,575	$106

Operating expenses
Purchased power	1,252	929	323
Fuel	265	250	15
Operating and maintenance	337	349	(12)
Depreciation and amortization	233	227	6
Taxes other than income	132	137	(5)

Total operating expenses	2,219	1,892	327

Operating income	462	683	(221)

Other income and deductions
Interest expense	(146)	(183)	37
Distributions on preferred securities of subsidiaries	(1)	(1)	—
Equity in losses of unconsolidated affiliates	(8)	(10)	2
Other, net	8	11	(3)

Total other income and deductions	(147)	(183)	36

Income before income taxes	315	500	(185)
Income taxes	117	185	(68)

Net income	$198	$315	$(117)

	Generation
	Three Months Ended March 31,
	2005	2004	Variance
Operating revenues	$2,020	$1,946	$74

Operating expenses
Purchased power	450	530	(80)
Fuel	358	568	(210)
Operating and maintenance	609	618	(9)
Depreciation and amortization	62	55	7
Taxes other than income	35	47	(12)

Total operating expenses	1,514	1,818	(304)

Operating income	506	128	378

Other income and deductions
Interest expense	(29)	(26)	(3)
Equity in losses of unconsolidated affiliates	—	(2)	2
Other, net	18	19	(1)

Total other income and deductions	(11)	(9)	(2)

Income from continuing operations before income taxes and minority interest	495	119	376
Income taxes	191	46	145

Income from continuing operations before minority interest	304	73	231
Minority interest	—	(2)	2

Income from continuing operations	304	71	233
Gains (losses) from discontinued operations	16	(1)	17

Income before cumulative effect of a change in accounting principle	320	70	250
Cumulative effect of a change in accounting principle, net of income taxes	—	32	(32)

Net income	$320	$102	$218

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Other (a)
	Three Months Ended March 31,
	2005	2004	Variance
Operating revenues	$(1,140)	$(886)	$(254)

Operating expenses
Purchased power	(1,134)	(886)	(248)
Fuel	(1)	4	(5)
Operating and maintenance	3	12	(9)
Depreciation and amortization	24	19	5
Taxes other than income	5	5	—

Total operating expenses	(1,103)	(846)	(257)

Operating loss	(37)	(40)	3

Other income and deductions
Interest expense	(15)	(12)	(3)
Equity in losses of unconsolidated affiliates	(28)	(12)	(16)
Other, net	4	2	2

Total other income and deductions	(39)	(22)	(17)

Loss from continuing operations before income taxes and minority interest	(76)	(62)	(14)

Income taxes	(81)	(72)	(9)

Income from continuing operations before minority interest	5	10	(5)

Minority interest	—	1	(1)

Income from continuing operations	5	11	(6)

Losses from discontinued operations	(2)	(16)	14

Net income (loss)	$3	$(5)	$8

(a) Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31,	December 31,
	2005	2004
Current assets
Cash and cash equivalents	$360	$499
Restricted cash and investments	78	60
Accounts receivable, net
Customers	1,533	1,649
Other	752	409
Mark-to-market derivative assets	579	403
Inventories — fossil fuel	155	230
Inventories — materials and supplies	313	312
Deferred income taxes	99	68
Other	473	296

Total current assets	4,342	3,926

Property, plant and equipment, net	21,413	21,482

Deferred debits and other assets
Regulatory assets	4,702	4,790
Nuclear decommissioning trust funds	5,207	5,262
Investments	808	804
Goodwill	4,696	4,705
Mark-to-market derivative assets	359	383
Other	881	1,418

Total deferred debits and other assets	16,653	17,362

Total assets	$42,408	$42,770

Liabilities and shareholders’ equity
Current liabilities
Notes payable	$2,326	$490
Long-term debt due within one year	389	427
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transitional Trust due within one year	622	486
Accounts payable	1,235	1,255
Mark-to-market derivative liabilities	865	598
Accrued expenses	907	1,143
Other	496	483

Total current liabilities	6,840	4,882

Long-term debt	6,482	7,292
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transitional Trust	3,970	4,311
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,971	4,488
Unamortized investment tax credits	272	275
Asset retirement obligations	4,039	3,981
Pension obligations	7	1,993
Non-pension postretirement benefits obligations	1,089	1,065
Spent nuclear fuel obligation	884	878
Regulatory liabilities	2,167	2,204
Mark-to-market derivative liabilities	411	323
Other	930	981

Total deferred credits and other liabilities	14,770	16,188

Total liabilities	32,607	33,218

Minority interest of consolidated subsidiaries	1	42
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	7,757	7,598
Treasury stock, at cost	(90)	(82)
Retained earnings	3,607	3,353
Accumulated other comprehensive loss	(1,561)	(1,446)

Total shareholders’ equity	9,713	9,423

Total liabilities and shareholders’ equity	$42,408	$42,770

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities
Net income	$521	$412
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	478	445
Other decommissioning-related activities	(13)	13
Cumulative effect of a change in accounting principle (net of income taxes)	—	(32)
Deferred income taxes and amortization of investment tax credits	634	40
Provision for uncollectible accounts	12	23
Equity in losses of unconsolidated affiliates	36	24
Loss (gain) on sales of investments and wholly owned subsidiaries	(19)	3
Net realized gains on nuclear decommissioning trust funds	(1)	(3)
Other non-cash operating activities	(2)	(7)
Changes in assets and liabilities:
Accounts receivable	101	50
Inventories	74	71
Other current assets	(201)	(113)
Accounts payable, accrued expenses and other current liabilities	(230)	(174)
Income taxes	(344)	180
Net realized and unrealized mark-to-market and hedging transactions	(83)	34
Pension and non-pension postretirement benefit obligations	(1,962)	(93)
Other noncurrent assets and liabilities	(10)	(24)

Net cash flows (used in) provided by operating activities	(1,009)	849

Cash flows from investing activities
Capital expenditures	(489)	(437)
Proceeds from nuclear decommissioning trust fund sales	782	307
Investment in nuclear decommissioning trust funds	(834)	(378)
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the three months ended March 31, 2005	103	5
Proceeds from sales of long-lived assets	2	48
Acquisitions of businesses	(97)	—
Investment in synthetic fuel-producing facilities	(28)	(8)
Change in restricted cash	(8)	70
Net cash increase from consolidation of Sithe Energies, Inc.	—	19
Other investing activities	3	3

Net cash flows used in investing activities	(566)	(371)

Cash flows from financing activities
Issuance of long-term debt	91	—
Retirement of long-term debt	(111)	(182)
Retirement of long-term debt to financing affiliates	(205)	(181)
Change in short-term debt	1,836	(10)
Payment on acquisition note payable to Sithe Energies, Inc.	—	(27)
Dividends paid on common stock	(267)	(181)
Proceeds from employee stock plans	103	106
Purchase of treasury stock	(8)	—
Other financing activities	(3)	3

Net cash flows provided by (used in) financing activities	1,436	(472)

Increase (decrease) in cash and cash equivalents	(139)	6
Cash and cash equivalents at beginning of period	499	493

Cash and cash equivalents at end of period	$360	$499

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,561	$—		$3,561	$3,635	$(159	)(f)	$3,476
Operating expenses
Purchased power	568	(19	)(b)	549	573	(50	)(b)	523
Fuel	622	82	(b)	704	822	(138	)(b),(f)	684
Operating and maintenance	949	(17	)(c)	932	979	(51	)(c),(f)	928
Depreciation and amortization	319	(19	)(c),(d)	300	301	(15	)(c),(f)	286
Taxes other than income	172	—		172	189	(6	)(f)	183

Total operating expenses	2,630	27		2,657	2,864	(260)		2,604

Operating income	931	(27)		904	771	101		872

Other income and deductions
Interest expense	(190)	4	(c)	(186)	(221)	10	(c),(f)	(211)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)	—		(1)
Equity in losses of unconsolidated affiliates	(36)	27	(c)	(9)	(24)	9	(c)	(15)
Other, net	30	—		30	32	(5	)(f)	27

Total other income and deductions	(197)	31		(166)	(214)	14		(200)

Income from continuing operations before income taxes and minority interest	734	4		738	557	115		672
Income taxes	227	57		284	159	89		248

Income from continuing operations before minority interest	507	(53)		454	398	26		424
Minority interest	—	—		—	(1)	—		(1)

Income from continuing operations	507	(53)		454	397	26		423
Gains (losses) from discontinued operations	14	(16	)(e)	(2)	(17)	—		(17)

Income before cumulative effect of a change in accounting principle	521	(69)		452	380	26		406
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	32	(32	)(g)	—

Net income	$521	$(69)		$452	$412	$(6)		$406

Earnings per average common share
Basic:
Income before cumulative effect of a change in accounting principle	$0.78	$(0.10)		$0.68	$0.58	$0.04		$0.62
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	0.05	(0.05)		—

Net income	$0.78	$(0.10)		$0.68	$0.63	$(0.01)		$0.62

Diluted:
Income before cumulative effect of a change in accounting principle	$0.77	$(0.10)		$0.67	$0.57	$0.04		$0.61
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	0.05	(0.05)		—

					.
Net income	$0.77	$(0.10)		$0.67	$0.62	$(0.01)		$0.61

Average common shares outstanding
Basic	666			666	659			659
Diluted	675			675	665			665
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market		$0.06				$(0.03)
Investments in synthetic fuel-producing facilities		0.02				0.02
2005 financial impact of Generation’s investment in Sithe Energies, Inc.		0.02				—
Cumulative effect pursuant to FIN 46-R		—				0.05
2004 financial impact of Boston Generating, LLC		—				(0.03)

Total adjustments		$0.10				$0.01

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(e)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(f)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(g)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended March 31, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$0.62

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Cumulative Effect of Adopting FIN 46-R	(0.05)
Boston Generating, LLC 2004 Impact (1)	0.03
Mark-to-Market (2)	0.03
Investments in Synthetic Fuel-Producing Facilities (3)	(0.02)

2004 Adjusted (non-GAAP) Operating Earnings	0.61

Year Over Year Effects on Earnings:
Energy Margins:
Weather (4)	(0.01)
Energy Delivery, Excluding Weather (5)	(0.01)
Generation (6)	0.04
Enterprises (7)	0.03
Lower Interest Expense (8)	0.02
Lower Taxes Other Than Income (9)	0.01
Higher Depreciation and Amortization Expense (10)	(0.01)
Share Differential (11)	(0.01)

2005 Adjusted (non-GAAP) Operating Earnings	0.67

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (2)	0.06
Investments in Synthetic Fuel-Producing Facilities (3)	0.02
Sithe Energies, Inc. 2005 Impact (12)	0.02

2005 GAAP Earnings per Diluted Share	$0.77

(1)	Reflects the 2004 financial impact of Boston Generating.

(2)	Reflects the mark-to-market impact of Generation’s non-trading activities.

(3)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(4)	Reflects unfavorable weather conditions in the Energy Delivery service territories. ComEd experienced a 4% decline in heating degree days and PECO experienced a 1% decline in heating degree days.

(5)	Reflects ancillary service costs ComEd paid to PJM which prior to January 1, 2005 were included in the purchase power agreement with Generation, partially offset by increased weather-normalized volumes. Excludes the impact of ComEd’s purchase power agreement with Generation.

(6)	Reflects increased energy margins at Generation, excluding the effects of Sithe, Sithe International, Boston Generating, mark-to-market, decommissioning collections and the purchase power agreement with ComEd, primarily due to increased realized margins on wholesale sales.

(7)	Reflects the impact on net income of the discontinued operations of Enterprises and AllEnergy. Primarily reflects reduced losses of Exelon Services, Inc. and F&M Holdings, Inc.

(8)	Reflects reduced interest expense at Energy Delivery due to debt retirements in 2004. Excludes the effects of Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(9)	Reflects lower taxes other than income, primarily due to a favorable real estate tax settlement at PECO during the first quarter of 2005 and lower property taxes at Generation. Excludes the effects of Sithe and Boston Generating.

(10)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher competitive transition charge amortization at PECO, partially offset by reduced recoverable transition costs amortization at ComEd. Excludes the effects of Sithe, Boston Generating, merger-related costs and investments in synthetic fuel-producing facilities.

(11)	Reflects dilution in earnings per share due to increased diluted common shares outstanding.

(12)	Reflects the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
				Adjusted Non-			Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments	GAAP
Operating revenues	$2,681	$—		$2,681	$2,575	$—	$2,575

Operating expenses
Purchased power	1,252	—		1,252	929	—	929
Fuel	265	—		265	250	—	250
Operating and maintenance	337			337	349	—	349
Depreciation and amortization	233	(3	) (b)	230	227	—	227
Taxes other than income	132	—		132	137	—	137

Total operating expenses	2,219	(3)		2,216	1,892	—	1,892

Operating income	462	3		465	683	—	683

Other income and deductions
Interest expense	(146)	—		(146)	(183)	—	(183)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)	—	(1)
Equity in losses of unconsolidated affiliates	(8)	—		(8)	(10)	—	(10)
Other, net	8	—		8	11	—	11

Total other income and deductions	(147)	—		(147)	(183)	—	(183)

Income before income taxes	315	3		318	500	—	500

Income taxes	117	1		118	185	—	185

Net income	$198	$2		$200	$315	$—	$315

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,020	$—		$2,020	$1,946	$(159	) (d)	$1,787

Operating expenses
Purchased power	450	(19	)(b)	431	530	(50	) (b)	480
Fuel	358	82	(b)	440	568	(138	) (b), (d)	430
Operating and maintenance	609	—		609	618	(27	) (d)	591
Depreciation and amortization	62	—		62	55	(4	) (d)	51
Taxes other than income	35	—		35	47	(6	) (d)	41

Total operating expenses	1,514	63		1,577	1,818	(225)		1,593

Operating income	506	(63)		443	128	66		194

Other income and deductions
Interest expense	(29)	—		(29)	(26)	5	(d)	(21)
Equity in losses of unconsolidated affiliates	—	—		—	(2)	—		(2)
Other, net	18	—		18	19	(5	) (d)	14

Total other income and deductions	(11)	—		(11)	(9)	—		(9)

Income from continuing operations before income taxes and minority interest	495	(63)		432	119	66		185

Income taxes	191	(24)		167	46	26		72

Income from continuing operations before minority interest	304	(39)		265	73	40		113

Minority interest	—	—		—	(2)	—		(2)

Income from continuing operations	304	(39)		265	71	40		111

Gains (losses) from discontinued operations	16	(16	)(c)	—	(1)	—		(1)

Income before cumulative effect of a change in accounting principle	320	(55)		265	70	40		110

Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	32	(32	)(e)	—

Net income	$320	$(55)		$265	$102	$8		$110

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(d)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(e)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
				Adjusted Non-				Adjusted
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(1,140)	$—		$(1,140)	$(886)	$—		$(886)

Operating expenses
Purchased power	(1,134)	—		(1,134)	(886)	—		(886)
Fuel	(1)	—		(1)	4	—		4
Operating and maintenance	3	(17	) (b)	(14)	12	(24	) (b)	(12)
Depreciation and amortization	24	(16	) (b)	8	19	(11	) (b)	8
Taxes other than income	5	—		5	5	—		5

Total operating expenses	(1,103)	(33)		(1,136)	(846)	(35)		(881)

Operating loss	(37)	33		(4)	(40)	35		(5)

Other income and deductions
Interest expense	(15)	4	(b)	(11)	(12)	5	(b)	(7)
Equity in losses of unconsolidated affiliates	(28)	27	(b)	(1)	(12)	9	(b)	(3)
Other, net	4	—		4	2	—		2

Total other income and deductions	(39)	31		(8)	(22)	14		(8)

Loss from continuing operations before income taxes and minority interest	(76)	64		(12)	(62)	49		(13)

Income taxes	(81)	80		(1)	(72)	63		(9)

Income (loss) from continuing operations before minority interest	5	(16)		(11)	10	(14)		(4)

Minority interest	—	—		—	1	—		1

Income (loss) from continuing operations	5	(16)		(11)	11	(14)		(3)

Losses from discontinued operations	(2)	—		(2)	(16)	—		(16)

Net income (loss)	$3	$(16)		$(13)	$(5)	$(14)		$(19)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended March 31,
(in GWhs)	2005	2004	% Change
Supply
Nuclear	32,780	33,411	(1.9%)
Purchased Power — Generation (a)	9,546	11,691	(18.3%)
Fossil and Hydro, excluding Sithe Energies	3,137	6,345	(50.6%)

Power Team Supply	45,463	51,447	(11.6%)
Purchased Power — Other	186	97	91.8%

Total Electric Supply Available for Sale	45,649	51,544	(11.4%)
Less: Line Loss and Company Use	(2,284)	(2,055)	11.1%

Total Supply	43,365	49,489	(12.4%)

Energy Sales
Retail Sales	32,654	32,747	(0.3%)
Power Team Market Sales (a)	15,645	22,509	(30.5%)
Interchange Sales and Sales to Other Utilities	579	589	(1.7%)

	48,878	55,845	(12.5%)
Less: Distribution Only Sales	(5,513)	(6,356)	(13.3%)

	43,365	49,489	(12.4%)

(a)	Purchased power and market sales do not include trading volume of 5,751 GWhs and 5,113 GWhs for the three months ended March 31, 2005 and 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
Three Months Ended March 31, 2005 and 2004

	ComEd					PECO
	2005		2004		% Change	2005	2004	% Change
Electric Deliveries (in GWhs)
Full Service (a)
Residential	7,111		7,013		1.4%	3,268	2,744	19.1%
Small Commercial & Industrial	5,108		5,691		(10.2%)	1,732	1,684	2.9%
Large Commercial & Industrial	1,780		1,471		21.0%	3,510	3,617	(3.0%)
Public Authorities & Electric Railroads	530		556		(4.7%)	227	229	(0.9%)

Total Full Service	14,529		14,731		(1.4%)	8,737	8,274	5.6%

PPO (ComEd Only)
Small Commercial & Industrial	1,025		769		33.3%
Large Commercial & Industrial	1,485		1,143		29.9%

	2,510		1,912		31.3%

Delivery Only (b)
Residential	(d	)	(d	)		104	582	(82.1%)
Small Commercial & Industrial	1,668		1,528		9.2%	397	424	(6.4%)
Large Commercial & Industrial	3,158		3,672		(14.0%)	186	150	24.0%

	4,826		5,200		(7.2%)	687	1,156	(40.6%)

Total PPO and Delivery Only	7,336		7,112		3.1%	687	1,156	(40.6%)

Total Retail Deliveries	21,865		21,843		0.1%	9,424	9,430	(0.1%)

Gas Deliveries (mmcf) (PECO only)						37,679	36,935	2.0%

Revenue (in millions)
Full Service (a)
Residential	$565		$560		0.9%	$386	$314	22.9%
Small Commercial & Industrial	371		388		(4.4%)	184	176	4.5%
Large Commercial & Industrial	88		83		6.0%	263	270	(2.6%)
Public Authorities & Electric Railroads	33		35		(5.7%)	20	20	0.0%

Total Full Service	1,057		1,066		(0.8%)	853	780	9.4%

PPO (ComEd Only) (c)
Small Commercial & Industrial	65		51		27.5%
Large Commercial & Industrial	79		61		29.5%

	144		112		28.6%

Delivery Only (b)
Residential	(d	)	(d	)		7	42	(83.3%)
Small Commercial & Industrial	32		34		(5.9%)	18	20	(10.0%)
Large Commercial & Industrial	38		47		(19.1%)	5	4	25.0%

	70		81		(13.6%)	30	66	(54.5%)

Total PPO and Delivery Only	214		193		10.9%	30	66	(54.5%)

Total Retail Electric Revenue	1,271		1,259		1.0%	883	846	4.4%

Wholesale and Miscellaneous Revenue (e)	115		77		49.4%	52	49	6.1%

Gas Revenue (PECO only)	n/a		n/a			360	344	4.7%

Total Revenues	$1,386		$1,336		3.7%	$1,295	$1,239	4.5%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	3,080	3,195	3,266	2,624	2,648	2,559

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of March 31, 2005, no alternative electric supplier has approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and, prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION

Exelon Generation Power Marketing Statistics

	Three Months Ended
	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
GWh Sales
Energy Delivery	28,453	26,828	30,040	26,133	27,464
Market and Retail Sales	17,010	21,281	21,894	24,976	23,983

Total Sales (a)	45,463	48,109	51,934	51,109	51,447

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$39.29	$30.75	$40.55	$32.37	$31.31
Market and Retail Sales (b)	38.80	34.11	34.67	34.35	36.86
Total Sales — without trading	39.11	32.24	38.07	33.34	33.90

Average Purchased Power and Fuel Cost — without trading (c)	$15.22	$14.33	$20.66	$17.71	$17.42

Average Margin — without trading	$23.89	$17.91	$17.41	$15.63	$16.48

Around-the-clock Market Prices ($/MWh)
PJM	$47.18	$38.84	$41.38	$42.96	$46.00
MAIN	39.68	29.99	28.41	31.76	34.50

2005 Forward market prices — April through December
Around-the-clock Market Prices ($/MWh)
PJM	$51.28
MAIN	40.91
Gas Prices ($/Mmbtu)
Henry Hub	$7.90

(a)	Total sales do not include trading volume of 5,751 GWhs, 6,432 GWhs, 7,132 GWhs, 5,324 GWhs and 5,113 GWhs for the three months ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $65 million, $158 million and $109 million for the three months ended December 31, 2004, September 30, 2004 and June 30, 2004, respectively.

(c)	Adjustments have been made to historical periods to conform with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s results as discontinued operations.